Exhibit 99.1

Cornell Companies, Inc.

AT THE COMPANY:
Chris Coonfield, Manager- Investor Relations
(713) 623-0790

Cornell Companies Reports Fourth-Quarter Earnings Above Guidance

Provides Earnings Guidance for First Quarter and Full Year 2010

Houston, TX (February 24, 2010) — Cornell Companies, Inc. (NYSE: CRN) today reported results for the three and twelve months ended December 31, 2009, and provided guidance for the first quarter and full year for 2010.

James E. Hyman, Cornell’s chairman, president and chief executive officer, said, “In the fourth quarter, Cornell executed both operationally and financially to cap another strong year in sustaining the growth in value to shareholders.  In particular, we successfully completed the construction of our new Hudson Correctional Facility (Hudson) in Colorado and rapidly ramped the initial population under our contract with the Alaska Department of Corrections. As important, at the start of this year, the Federal Bureau of Prisons (BOP) awarded us a contract of up to 10 years to house up to 2,507 federal inmates at our D. Ray James Prison (DRJ) facility in Georgia.  We believe this sets a trajectory for Cornell of solid long-term growth despite the challenging budget environment that we face with our customers in 2010.”

Fourth-Quarter Summary (in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
As Reported	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Revenue from operations	$104,054	$101,499	$412,377	$386,724
Income from operations	15,729	18,756	69,701	62,197
Net income	6,007	7,740	26,573	22,636
Income available to stockholders	5,446	7,384	24,626	22,191
EPS — diluted	$0.36	$0.50	$1.64	$1.49
Diluted shares outstanding used in per share computation	15,042	14,862	14,986	14,847

Fourth Quarter Results

Revenues grew 2.5 percent to $104.1 million for the fourth quarter of 2009 from $101.5 million in the 2008 period.  Much of the increase came from the activation of Hudson during the fourth quarter of 2009, as well as higher populations at several facilities including the Regional Correctional Center (RCC) and the Reid Community Residential Facility.  Average contract occupancy levels were 89.8 percent for our residential facilities compared with 90.2 percent in last year’s fourth quarter. Excluding start-up in the 2009 fourth quarter, our average contract occupancy level was 90.7 percent.

Income from operations of $15.7 million for the fourth quarter of 2009 decreased from $18.8 million in the fourth quarter of 2008.  Results in the fourth quarter of 2009 included $2.9 million of pre-opening and start-up expenses (net of revenues) related to the opening and ramp of Hudson. The 2008 period included a net claim settlement received of $1.5 million as well as a gain on the settlement of a life insurance policy pertaining to the Company’s founder of approximately $0.7 million.

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For the fourth quarter of 2009, the Company reported net income of $6.0 million compared with net income of $7.7 million in last year’s fourth quarter.  In the fourth quarter of 2009 the Company also reported income available to stockholders of $5.4 million, or $0.36 per diluted share, compared with income available to stockholders of $7.4 million, or $0.50 per diluted share, in the prior year’s fourth quarter. As previously noted, results in the fourth quarter of 2009 included $2.9 million of  pre-opening and start-up expenses, net of revenues (or $0.11 per diluted share, after taxes) related to the opening and ramp of Hudson.  The fourth quarter 2008 results also included a net claim settlement received of $1.5 million in pre-tax income (or $0.06 per diluted share, after taxes), as well as a gain on the settlement of a life insurance policy pertaining to the Company’s founder of approximately $0.7 million (or $0.03 per diluted share, after taxes).

The Company capitalized no interest in the fourth quarter of 2009, compared with capitalized interest of $0.6 million (or $0.02 per diluted share, after taxes) in the fourth quarter of 2008.

Increased Revenues, Net Income for the Full Year 2009

For the twelve months ended December 31, 2009, revenues grew 6.6 percent to $412.4 million from $386.7 million for the twelve months ended December 31, 2008.  The increase was principally related to the facility expansions at the Great Plains Correctional Facility (Great Plains) and the Walnut Grove Youth Correctional Facility in the third quarter of 2008, the activation of our Hudson facility in the fourth quarter of 2009 and occupancy growth at those programs mentioned earlier.  In addition, the 2008 period included approximately $1.5 million resulting from the guaranteed population contract at the RCC for the contract period ended March 2008.

Higher revenues increased income from operations to $69.7 million for the 2009 twelve month period compared with $62.2 million in the prior year’s twelve month period.  Net income in 2009 was $26.6 million compared with net income of $22.6 million in 2008.  For the twelve months ended December 31, 2009, the Company reported an increase in income available to stockholders of 11.0 percent to $24.6 million, or $1.64 per diluted share, from income available to stockholders of $22.2 million, or $1.49 per diluted share, in last year’s twelve month period.  The Company capitalized interest of $0.7 million (or $0.03 per diluted share, after taxes) during 2009.  Also included in 2009 results is $2.9 million of pre-opening and start-up expenses, net of revenues (or $0.11 per diluted share, after taxes) related to the opening and ramp of Hudson.  Included in 2008 results is a net claim settlement received of $1.5 million in pre-tax income (or $0.06 per diluted share, after taxes), as well as a gain on the settlement of a life insurance policy pertaining to the Company’s founder of approximately $0.7 million (or $0.03 per diluted share, after taxes).  2008 results also included pre-tax capitalized interest of $2.9 million (or $0.12 per diluted share, after taxes), and revenues of approximately $1.5 million from the RCC true-up calculation mentioned earlier.

Earnings Outlook for First Quarter and Full Year 2010

Because of the previously mentioned repositioning of its D.Ray James facility to the BOP contract, management expects lower earnings in 2010 than in 2009.  Specifically, for the full year 2010, management anticipates earnings per share to range from $1.31 to $1.41 per share.  For the first quarter of 2010, management expects earnings of $0.18 to $0.22 per share.

These guidance ranges include the following major assumptions:

•                  DRJ Transition to BOP:  The full year guidance reflects the Company’s plans to transition its D. Ray James Prison from the Georgia Department of Corrections (GADOC) inmates currently housed there to the BOP contract effective October 1, 2010.  While the base BOP contract population is 2,180 inmates, the contract allows for a population of up to the 2,507 maximum capacity.  The estimated impact of the transition is approximately $0.24 per share in 2010, but could vary substantially depending on the rate of ramp-down of inmates with the GADOC, and ramp-up of inmates with the BOP.  For ramp-down, the guidance assumes that the GADOC will start reducing their population in the second quarter and empty the facility by early in the third quarter.  For the BOP ramp-up, the guidance assumes that we will achieve the contract’s 90% population guarantee by the end of the fourth quarter. In addition, the Company expects to spend approximately $8.0 million in capital expenditures, primarily for FF&E items and facility maintenance improvements related to the older parts of the facility to prepare D. Ray James for BOP inmates.

•                  Great Plains:  The guidance for 2010 assumes that the Arizona Department of Corrections continues to use our Great Plains facility at their present level for the entire year.  Actual results could differ materially from management’s expectations based on actual usage of the facility (which could reflect either increases or decreases).  Ultimate resolution of this matter, which will depend on timing of Arizona’s budget process, may not occur until the third quarter of 2010.

•                  All Other Facilities:  Our guidance assumes that occupancies at our other facilities across our Adult Secure Services and Abraxas Youth and Family Services operating divisions strengthen through the year, with the exception of our two small male Community Correctional Facilities in California (totaling 622 beds of service capacity). The Company assumes these facilities will not fill during 2010.

Comparing the Company’s first quarter of 2010 guidance to its fourth quarter of 2009 actual results requires certain adjustments.  First, the first quarter is negatively impacted by two fewer days than the fourth quarter. Second, the first quarter is also negatively impacted by unemployment taxes as base wage rates reset for state unemployment tax purposes.  Management will provide additional detail relating to the bridge between fourth quarter of 2009 results and first quarter of 2010 guidance on the company’s conference call.

Quarterly Webcast

Cornell’s management will host a conference call and simultaneous webcast at 11:00 a.m. Eastern time on Thursday, February 25, 2010.  The webcast may be accessed through Cornell’s home page, www.cornellcompanies.com.  An audio replay and podcast will be available on the above Website, or can otherwise be heard by dialing (800) 406-7325 or (303) 590-3030 and providing confirmation code 4226983.  The replay will be available through Thursday, March 4, 2010 by phone and through Friday, February 25, 2011 on the Web site.  This earnings release can be found on Cornell’s Website under “Investor Relations — Press Releases.”

Forward-Looking Statements

Statements regarding the Company’s outlook for 2010, ability to succeed, growth for 2010 and beyond, long-term demand, future earnings, completion of preparations for the BOP inmates at D. Ray James Prison, timing of the transition of the D. Ray Prison from the GADOC inmates to the BOP contract, continued use by the Arizona Department of Corrections of our Great Plains facility, and results of operations, as well as any other statements that are not historical facts, are forward-looking statements within the meaning of applicable securities laws that involve certain risks, uncertainties and assumptions.  These include but are not limited to risks and uncertainties associated with general economic and market conditions, including the impact governmental budgets can have on our per diem rates and occupancy, Cornell’s ability to perform according to its current expectations, changes in supply and demand, actions by government agencies and other third parties, access to capital and other risks and uncertainties detailed in the Company’s most recent Form 10-K and other filings made by us from time to time with the Securities and Exchange Commission, which are available free of charge on the SEC’s Web site at www.sec.gov.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from the statements made.  All information set forth in this release is current as of the date of this release. Cornell undertakes no duty to update any statement in light of new information or future events.

About Cornell Companies

Cornell Companies, Inc. (http://www.cornellcompanies.com) is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies.  Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy.  At December 31, 2009, the Company had 68 facilities in 15 states and the District of Columbia and a total service capacity of 21,392.

(Financial Tables Follow)

CORNELL COMPANIES, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenues	$104,054	$101,499	$412,377	$386,724
Operating expenses, excluding depreciation and amortization	73,601	70,906	295,645	280,630
Pre-opening and start-up expenses	4,086	—	4,086	—
Depreciation and amortization	4,740	5,100	18,833	17,943
General and administrative expenses	5,898	6,737	24,112	25,954
Income from operations	15,729	18,756	69,701	62,197
Interest expense, net	6,267	6,342	25,173	23,958
Income before provision for income taxes and non-controlling interest	9,462	12,412	44,528	38,239
Provision for income taxes	3,455	4,672	17,955	15,603
Net income	6,007	7,740	26,573	22,636
Non-controlling interest	561	356	1,947	445
Income available to Cornell Companies, Inc.	$5,446	$7,384	$24,626	$22,191

Earnings per share:
- Basic	$0.37	$0.50	$1.65	$1.51
- Diluted	$0.36	$0.50	$1.64	$1.49

Number of shares used in per share computation:
- Basic	14,893	14,732	14,881	14,701
- Diluted	15,042	14,862	14,986	14,847

Total service capacity (end of period)	21,392	19,945	21,392	19,945
Contracted beds in operation (end of period)	17,663	16,821	17,663	16,821
Average contract occupancy (A)	89.8%	90.2%	91.1%	92.0%
Average contract occupancy excluding start-up operations	90.7%	90.2%	91.4%	92.0%

(A)       Average contract occupancy percentages are calculated based on actual occupancy for the period as a percentage of the contracted capacity for residential facilities in operation. These percentages do not reflect the operations of non-residential community-based programs. At certain residential facilities, our contracted capacity is lower than the facility’s service capacity. In addition, certain facilities have and are currently operating above the contracted capacity. As a result, average contract occupancy percentages can exceed 100% if the average actual occupancy exceeded contracted capacity.

Balance Sheet Data:	December 31, 2009	December 31, 2008
(in thousands)
Cash and cash equivalents	$27,724	$14,613
Working capital	64,575	45,205
Property and equipment, net	455,523	450,354
Total assets	650,565	636,921
Long-term debt	289,841	308,070
Total debt	303,254	320,482
Stockholders’ equity	258,738	228,167

MCF Reserve Balances:
Bond Fund Payment Account	9,813	10,286
Debt Service Reserve Fund	23,372	23,750

CORNELL COMPANIES, INC.

OPERATING STATISTICS FROM CONTINUING OPERATIONS

For the Three and Twelve Months Ended December 31, 2009 and 2008

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2009		2008		2009		2008
		%		%		%		%
Contracted beds in operation(1):
Adult Secure Services	14,121	80%	12,793	76%	14,121	80%	12,793	76%
Adult Community-based Services	2,325	13%	2,635	16%	2,325	13%	2,635	16%
Abraxas Youth & Family Services	1,217	7%	1,393	8%	1,217	7%	1,393	8%
Total	17,663	100%	16,821	100%	17,663	100%	16,821	100%

Number of billed mandays:
Adult Secure Services	1,080,121	67%	1,061,893	67%	4,283,958	66%	3,870,860	64%
Adult Community-based Services:
Residential	270,724	17%	229,684	15%	1,059,052	16%	985,384	16%
Non-residential(2)	56,841	4%	65,782	4%	225,517	3%	244,725	4%
Abraxas Youth & Family Services:
Residential	99,916	6%	103,930	7%	422,530	7%	429,461	7%
Non-residential(2)	111,679	6%	121,781	7%	485,008	8%	512,713	9%
Total	1,619,281	100%	1,583,070	100%	6,476,064	100%	6,043,143	100%

Revenues (in 000’s):
Adult Secure Services	$59,770	57%	$57,613	57%	$233,586	57%	$209,283	54%
Adult Community-based Services:
Residential	18,415	18%	16,930	17%	70,889	17%	67,471	17%
Non-residential	639	1%	645	1%	2,594	1%	2,692	1%
Abraxas Youth & Family Services:
Residential	20,208	19%	20,674	20%	83,653	20%	82,523	21%
Non-residential	5,022	5%	5,637	5%	21,655	5%	24,755	7%
Total	$104,054	100%	$101,499	100%	$412,377	100%	$386,724	100%

Average revenue per diem:
Adult Secure Services	$55.34		$54.25		$54.53		$54.07
Adult Community-based Services:
Residential	$68.02		$73.71		$66.94		$68.47
Non-residential(2)	$11.24		$9.80		$11.50		$11.00
Abraxas Youth & Family Services:
Residential	$202.25		$198.92		$197.98		$192.15
Non-residential(2)	$44.97		$46.29		$44.65		$48.28
Total	$64.26		$64.12		$63.68		$63.99

Income from Operations (in 000’s)(3):
Adult Secure Services	$14,283		$18,388		$64,824		$63,170
Adult Community-based Services	6,612		5,101		23,714		19,191
Abraxas Youth & Family Services	1,136		2,998		7,353		8,829

(1) Residential contract capacity only.

(2) Non-residential “mandays” includes a mix of day units and hourly units. Mental health facilities are reported in hours.

(3) Segment-level income from operations exclude general and administrative expenses, amortization of intangibles and corporate overhead charges that are included in consolidated income from operations.

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